SCHEDULE 14A
                              (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14 (a) IF THE
                      SECURITIES EXCHANGE ACT OF 1934

[x] Filed by the registrant
[ ] Filed by a party other than the registrant
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14a-6(e) (2))
[x] Definitive Proxy Statement
[ ] Definitive Additional materials
[ ] Soliciting Material Pursuant to Rule 14a--11(c) or Rule 14a-12

                       PILGRIM'S PRIDE CORPORATION
_____________________________________________________________________________
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

_____________________________________________________________________________
   (NAME OF PERSON{S} FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[x] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title if each class of securities to which transaction applies:
_____________________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:
_____________________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________________________
    (4) Proposed maximum aggregate value of transaction:
_____________________________________________________________________________
    (5) Total fee paid:
_____________________________________________________________________________
[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
_____________________________________________________________________________
    (2) Form, Schedule or Registration Statement No.:
_____________________________________________________________________________
    (3) Filing Party:
_____________________________________________________________________________
    (4) Date Filed:
_____________________________________________________________________________


                    PILGRIM'S PRIDE CORPORATION
                      110 SOUTH TEXAS STREET
                      PITTSBURG, TEXAS 75686

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                TO BE HELD WEDNESDAY, FEBRUARY 3, 1999

      The Annual Meeting of Stockholders of Pilgrim's Pride Corporation (the "Company") will be held at the Company's headquarters building, 110 South Texas Street, Pittsburg, Texas, Wednesday, February 3, 1999, at 11:00 a.m., local time, to consider the following matters:

1.     The election of ten Directors for the ensuing year;

2. The appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 2, 1999; and

3. To transact such other business as may be properly brought before the meeting or any adjournment. No other matters are expected to be voted on at the meeting.

      The Board of Directors has fixed the close of business on December 23, 1998, as the record date for determining stockholders of record entitled to notice of, and to vote at, the meeting.





                                       RICHARD A. COGDILL
Pittsburg, Texas           EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
December 28, 1998                 Secretary AND TREASURER


                        YOUR VOTE IS IMPORTANT!
            PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY.

                    PILGRIM'S PRIDE CORPORATION
                      110 SOUTH TEXAS STREET
                            PITTSBURG, TEXAS 75686



                            PROXY STATEMENT
                          GENERAL INFORMATION

     The Board of Directors of Pilgrim's Pride Corporation (the "Company") solicits stockholders' proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on February 3, 1999, at 11:00 a.m., local time, at the Company's headquarters at 110 South Texas Street, Pittsburg, Texas and at any adjournments thereof (the "Meeting"). This Proxy Statement, the accompanying proxy card and the Company's 1998 Annual Report to Stockholders are being mailed, beginning on or about December 28, 1998, to all stockholders entitled to receive notice of, and to vote at, the Meeting.

     The principal executive offices of the Company are located at 110 South Texas Street, Pittsburg, Texas 75686. Any writing required to be sent to the Company should be mailed to this address.

OUTSTANDING VOTING SECURITIES

     Each stockholder of record at the close of business on December 23, 1998 (the "Record Date"), will be entitled to twenty votes for each share of the Company's Class B common stock held on the Record Date. The accompanying proxy card indicates the number of shares to be voted. On December 23, 1998, there were 27,589,250 shares of the Company's Class B common stock, $.01 par value per share, issued and outstanding. No other classes of stock of the Company were issued or outstanding on the Record Date.

VOTING OF PROXIES

      Because many of the Company's stockholders are unable to attend the Meeting, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all items of business scheduled to come before the Meeting. Each stockholder is urged to:

     (1) read carefully the material in this Proxy Statement;

      (2) specify his or her voting instruction on each item by marking the appropriate boxes on the accompanying proxy card; and

      (3) sign, date and return the card in the enclosed, postage prepaid envelope.

     The accompanying proxy card provides a space, with respect to the election of Directors, for a stockholder to withhold voting for any or all nominees for the Board of Directors, but does not permit a stockholder to vote for any nominee not named on the proxy card. The card also allows a stockholder to abstain from voting on any other item if the stockholder chooses to do so.

     When the accompanying proxy card is properly executed and returned with voting instructions with respect to any of the items to be voted upon, the shares represented by the proxy will be voted in accordance with the stockholder's directions by the persons named on the card as proxies of the stockholders. If a proxy card is signed and returned, but no specific voting instructions are given, the shares represented by the proxy card will be voted for the election of the ten nominees for Directors named on the accompanying proxy card and for the appointment of Ernst & Young LLP as the Company's independent auditors.

     Unless otherwise indicated by the stockholder, returned proxy cards also confer upon the persons named on the card, as proxies for the stockholder, discretionary authority to vote all shares of stock represented by the proxy card on any item of business that is properly presented for action at the Meeting, even if not described in this Proxy Statement. If any of the nominees for Director named below should be unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any item of business not set forth in this Proxy Statement will come before the Meeting or that any of the nominees for Director will be unavailable for election.

     The proxy does not affect a stockholder's right to vote in person at the Meeting. If a stockholder executes a proxy, he or she may revoke it at any time before it is voted by submitting a new proxy card, or by communicating his or her revocation in writing to the Secretary of the Company or by voting by ballot at the Meeting.

VOTES REQUIRED

     The holders of at least a majority of the Company's Class B common stock outstanding on the Record Date must be present in person or by proxy at the Meeting for the Meeting to be held. Abstentions and broker non-votes are counted in determining whether at least a majority of the Company's Class B common stock outstanding on the Record Date are present at the Meeting. Directors will be elected by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the shares of the Company's Class B common stock represented and entitled to vote at the Meeting is required for the appointment of the Company's independent auditors and approval of any other item of business to be voted upon at the Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Lonnie "Bo" Pilgrim owned or controlled 16,773,492 shares (60.8%) of the Company's Class B common stock on the Record Date and thus will be able to elect all of the nominees for Directors and to approve Ernst & Young LLP as independent auditors for the Company.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

In order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act") to be considered by the Company for inclusion in the proxy materials for the 2000 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than the close of business on August 25, 1999. For proposals that stockholders intend to present at the 2000 Annual Meeting of Stockholders outside the processes of Rule 14a-8 of the Exchange Act, unless the stockholder notifies the Secretary of the Company of such intent by November 6, 1999, any proxy solicited by the Company for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.

COST OF PROXY SOLICITATION

     The Company will bear the cost of the Meeting and the cost of soliciting proxies in the accompanying form, including the cost of mailing the proxy material. In addition to solicitation by mail, Directors, officers and other employees of the Company may solicit proxies by telephone or otherwise. They will not be specifically compensated for such services. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's Class B common stock and to secure their voting instructions, if necessary. The Company will reimburse them for the expenses in so doing.

BOARD OF DIRECTORS

      The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analyses and reports sent to them each month, as well as by participating in Board and committee meetings.

BOARD COMMITTEES

     To assist in carrying out its duties, the Board of Directors has delegated certain authority to the Audit and Compensation Committees. The Board of Directors does not maintain a Nominating Committee. The members of the Audit Committee are Robert E. Hilgenfeld, Vance C. Miller, Sr., James G. Vetter, Jr. and Donald L Wass. The members of the Compensation Committee are Lonnie "Bo" Pilgrim, Robert E. Hilgenfeld, Vance C. Miller, Sr., Lonnie Ken Pilgrim, James
G. Vetter, Jr., Donald L. Wass and Charles L. Black. Each Committee meets to examine various facets of the Company's operations and take appropriate action or make recommendations to the Board of Directors. The Audit Committee's responsibilities include making recommendations to the Board of Directors regarding the selection of independent public accountants and reviewing the plan and results of the audit performed by the public accountants of the Company and the adequacy of the Company's systems of internal accounting controls, and monitoring compliance with the Company's conflicts of interest and business ethics policies. The Compensation Committee reviews the Company's remuneration policies and practices and establishes the salaries of the Company's officers.

MEETINGS

      During the Company's fiscal year ending September 26, 1998, there were five meetings of the Board of Directors, two meetings of the Audit Committee, and one meeting of the Compensation Committee. During fiscal 1998, each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees on which the Director served.

                         ELECTION OF DIRECTORS

    At the meeting, ten Directors are to be elected, each to hold office for one year or until his successor is duly elected and qualified. It is intended that the shares represented by the enclosed proxy will be voted for the election of the ten nominees named below. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Board of Directors.

                         NOMINEES FOR DIRECTOR


   LONNIE "BO" PILGRIM, 70, has served as Chairman of the Board since the organization of the Company in July 1968. He was previously Chief Executive Officer from July 1968 to June 1998. Prior to the incorporation of the Company, Mr. Pilgrim was a partner in the Company's predecessor partnership business founded in 1946.

   CLIFFORD E. BUTLER, 56, serves as Vice Chairman of the Board. He joined the Company as Controller and Director in 1969, was named Senior Vice President of Finance in 1973, became Chief Financial Officer and Vice Chairman of the board in July 1983, became Executive President in January 1997 and served in such capacity through July 1998 and continues to serve as Vice Chairman of the Board.

   DAVID VAN HOOSE, 56, serves as Chief Executive Officer, President and Chief Operating Officer of the Company. He was named Chief Executive Officer and Chief Operating Officer in June 1998 and President in July 1998. He was previously President of Mexico Operations from April 1993 to June 1998 and Senior Vice President, Director General, Mexico Operations from August 1990 to April 1993. Mr. Van Hoose was employed by the Company in September 1988 as Senior Vice President, Texas Processing. Prior to that, Mr. Van Hoose was employed by Cargill, Inc., as General Manager of one of its chicken operations.

   RICHARD A. COGDILL, 38, has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer since January 1997. He became a Director in September 1998. Previously he served as Senior Vice President, Corporate Controller, from August 1992 through December 1996 and as Vice President, Corporate Controller from October 1991 through August 1992. Prior to October 1991 he was a Senior Manager with Ernst & Young LLP. He is a Certified Public Accountant.

   LONNIE KEN PILGRIM, 40, has been employed by the Company since 1977 and has been Senior Vice President, Transportation since August 1997. Prior to that he served the Company as its Vice President, Director of Transportation. He has been a member of the Board of Directors since March 1985. He is a son of Lonnie "Bo" Pilgrim.

   Charles L. Black, 68, was Senior Vice President, Branch President of NationsBank, Mt. Pleasant, Texas, from December 1981 to his retirement in February 1995. He previously was a Director of the Company from 1968 to August 1992 and has served as a director since his re-election in February 1995.

   ROBERT E. HILGENFELD, 73, was elected a Director in September 1986. Mr. Hilgenfeld was Senior Vice President-Marketing-Processing for the Company from 1969 to 1972 and for seventeen years prior to that worked in various sales and management positions for the Quaker Oats Company. From 1972 until April 1986, he was employed by Church's Fried Chicken Company ("Church's") as Vice President-Purchasing Group, Vice President and Senior Vice President. He was elected a Director of Church's in 1985 and retired from Church's in April 1986. Since retirement he has served as a consultant to various companies including the Company.

   VANCE C. MILLER, SR., 64, was elected a Director in September 1986. Mr. Miller has been Chairman of Vance C. Miller Interests, a real estate development company formed in 1977 and has served as the Chairman of the Board and Chief Executive Officer of Henry S. Miller Cos., a Dallas, Texas real estate services firm since 1991. Mr. Miller also serves as a director of Resurgence Properties, Inc.

   JAMES G. VETTER, JR., 64, has practiced law in Dallas, Texas, since 1966. He is a member of the Dallas law firm of Godwin & Carlton, P.C., and has served as general counsel and a Director since 1981. Mr. Vetter is a Board Certified-Tax Law Specialist and serves as a lecturer and author in tax matters.

   DONALD L. WASS, PH. D., 66, was elected a Director of the Company in May 1987. He has been President of the William Oncken Company of Texas, a time management consulting company, since 1970.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, the members of the Company's Compensation Committee were: Lonnie "Bo" Pilgrim, Robert E. Hilgenfeld, Vance C. Miller, Sr., Lonnie Ken Pilgrim, James G. Vetter, Jr., Donald L. Wass and Charles L. Black.

     The Company has been and continues to be a party to certain transactions with Lonnie "Bo" Pilgrim and a law firm affiliated with James G. Vetter, Jr. These transactions, along with all other transactions between the Company and affiliated persons, require the prior approval of the Audit Committee of the Board of Directors.

     The Company's transactions with Lonnie "Bo" Pilgrim, Chairman of the Board of the Company, have allowed the Company to obtain the use of required production facilities and equipment on terms which management believes are not less favorable to the Company than could have been arranged with unaffiliated persons. Since 1985, Lonnie "Bo" Pilgrim, Chairman of the Board of the
Company, has engaged in chicken grow-out operations with the Company which involve the purchase of chicks, feed and veterinary and technical services from the Company and the growing-out of chickens to maturity at which time they are purchased by the Company. Chicks, feed and services are purchased from the Company for their fair market value, and the Company purchases the mature chickens from Mr. Pilgrim at market-quoted prices at the time of purchase. Management of the Company believes that this operation is conducted on terms not less favorable than those which could be arranged with unaffiliated persons. During fiscal year 1998, the Company paid Mr. Pilgrim, doing business as Pilgrim Poultry G.P. ("PPGP"), $21,883,000 for chickens produced in his grow-out operations, and PPGP paid the Company $21,396,000 for chicks, feed and services. Lonnie "Bo" Pilgrim is the sole proprietor of PPGP.

     PPGP also produces eggs for the Company. In addition to the chicken grow-out operations described above, PPGP contracts with the Company to house and care for Company flocks used for egg production and is paid an egg grower fee based on actual production. The egg grower contract between PPGP and the Company renews automatically as each expended flock of laying hens is replaced by a new flock. The contract is cancelable by either party at any time prior to the time when the then current producing flock is 48 weeks old. Flocks are normally replaced every 14 months. Management of the Company believes that these relationships are on terms not less favorable to the Company than those which could be arranged with unaffiliated persons. During fiscal year 1998, the Company paid contract egg grower's fees to PPGP of $4,989,000.

     Since 1985, the Company has leased an airplane from Lonnie "Bo" Pilgrim under a lease agreement which provides for monthly lease payments of $33,000 plus operating expenses, which terms management of the Company believes to be substantially similar to those obtainable from unaffiliated parties. During fiscal 1998, the Company had lease expenses of $396,000 and operating expenses of $52,980 associated with the use of this airplane.

     Historically, much of the Company's debt has been guaranteed by the major stockholders of the Company. In consideration of such guarantees, the Company has paid such stockholders a quarterly fee equal to .25% of the average aggregate outstanding balance of such guaranteed debt. During fiscal 1998, the Company incurred $889,000 for such guarantees and paid $938,000 to Lonnie "Bo" Pilgrim, $50,000 to Lonnie Ken Pilgrim, a Director of the Company, and $4,000 to each of his two remaining children.

     Godwin & Carlton, P.C., has represented and currently represents the Company in connection with a variety of legal matters. James G. Vetter, Jr., is a Director of the Company and is an Executive Vice President of Godwin & Carlton, P.C. During fiscal year 1998, the Company paid Godwin & Carlton, P.C., legal fees of $335,311 in connection with such matters.

   Mr. Hilgenfeld, a member of the Company's Compensation Committee, served as an officer of the Company prior to 1973.


                                 COMPENSATION
EXECUTIVE COMPENSATION

     The following table sets forth a summary of compensation paid to the Company's Chief Executive Officer and its five other most highly compensated executive officers.

                      SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

Annual Compensation                                        Other         All
                          Fiscal                           Annual      Other
NAME AND PRINCIPAL     Year     SALARY    BONUS   COMPENSATION COMPENSATION(1)
POSITION
Lonnie "Bo" Pilgrim         1998   $501,314   $210,975     $36,558     $11,430
Chairman of the Board       1997    487,672    139,571      28,127      11,123
                            1996    475,065    123,443      26,518      10,763

Clifford E. Butler          1998    372,267    156,666       9,304       3,213
Vice Chairman of the Board  1997    344,679     98,647      14,651       2,596
                            1996    253,368     65,836       7,505       6,204

David Van Hoose             1998    283,395    200,000       6,579       6,704
Chief Executive Officer,    1997    254,992     72,978       6,000       7,042
President, and              1996    248,400     64,545       6,000       7,634
Chief Operating Officer

Robert L. Hendrix           1998    262,119    110,356       6,523       4,801
Executive Vice President    1997    254,992     72,978      15,200       7,276
Growout and Processing      1996    248,400     64,545      10,200       7,777

Richard A. Cogdill          1998    204,905    100,000       5,115         776
Executive Vice President    1997    190,575     54,542      10,540         458
Chief Financial Officer     1996    144,103     37,444       4,383         458
Secretary and Treasurer

Lindy M. Pilgrim(2)         1998    285,345          0       2,235   236,704(3)
President and               1997    338,119    261,881      14,469       2,728
Chief Operating Officer     1996    329,378    270,622       9,275       6,871

_____________________

(1) Includes the following items of compensation:
  a. Company's contribution to the named individual under its 401(k) Salary Deferral Plan in the following amounts: Lonnie "Bo" Pilgrim, $52 (1998, 1997 & 1996); Clifford E. Butler, $312 (1998), $792 (1997), $5,033 (1996);
     David  Van  Hoose,  $312  (1998),  $707 (1997), $4,913 (1996);  Robert  L.
     Hendrix, $318 (1998), $792 (1997), $5,028 (1996); Richard A. Cogdill, $312
     (1998), $260 (1997), $260 (1996); and  Lindy M. Pilgrim, $252 (1998), $792
     (1997), $5,028 (1996);

  b. Section 79 income to the named individual due to group term life insurance in excess of $50,000 in the following amounts: Lonnie "Bo" Pilgrim, $11,379 (1998), $11,071 (1997), $10,711 (1996); Clifford E. Butler, $2,901
     (1998), $1,804 (1997), $1,171  (1996);  David  Van  Hoose,  $6,392 (1998),
     $6,335  (1997),  $2,721  (1996); Robert L. Hendrix, $4,482 (1998),  $6,484
     (1997), $2,749 (1996); Richard  A. Cogdill, $464 (1998), $198 (1997), $198
     (1996); and Lindy M. Pilgrim $1,983 (1998), $1,936 (1997), $1,843 (1996).
     .
(4)  No longer employed by the Company.

(3) Termination includes settlement to Lindy M. Pilgrim in the amount of $230,000.

DIRECTORS' FEES

    The Company pays its Directors who are not employees of the Company $4,000 per meeting attended, plus expenses.

                   REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee establishes executive compensation and oversees the administration of the bonus plan for key members of management and the Company's employee benefit plans.

     The following is a report submitted by the Compensation Committee members in their capacity as the Board's Compensation Committee, addressing the Company's compensation policy as it related to the named executive officers for fiscal 1998.

PERFORMANCE MEASURES

       The Compensation Committee's establishment of annual executive compensation is a subjective process in which the Committee considers many factors including the Company's performance as measured by earnings for the year, each executive's specific responsibilities, the contribution to the Company's profitability by each executive's specific areas of responsibility, the level of compensation believed necessary to motivate and retain qualified executives, and the executive's length of time with the Company.

FISCAL  COMPENSATION

     For fiscal 1998 the Company's executive compensation program  consisted of
(a) base salary, (b) a discretionary bonus based upon the factors described above, (c) the bonus plan described below, (d) Company contributions to the Company's 401(k) salary deferral plan which are made up of mandatory contributions of one dollar per week and matching contributions of up to five dollars per week and additional matching contributions of up to four percent of an executive's compensation subject to an overall Company contribution limit of five percent of domestic income before taxes, and (e) Company contributions to the Employee Stock Investment Plan in an amount equal to 331/3 percent of the officers' payroll deduction for purchases of the Company's common stock under the plan, which deductions are limited to 71/2 percent of the officer's base pay.

     In establishing the fiscal 1998 compensation for Lonnie "Bo" Pilgrim, the Company's Chairman of the Board, the Compensation Committee adjusted Mr. Pilgrim's base salary by 2.8% to reflect changes in cost of living and his bonus was determined pursuant to the bonus plan discussed below. No discretionary bonuses were awarded to Mr. Pilgrim for fiscal 1998.

      In connection with the appointment of David Van Hoose as the Company's Chief Executive Officer, President and Chief Operating Officer, in July 1998 the Compensation Committee established a base salary of $400,000 for Mr. Van Hoose using the Performance Measures mentioned above. In addition to his bonus determined pursuant to the bonus plan discussed below, Mr. Van Hoose was awarded a discretionary bonus of $80,767 for fiscal 1998.

     The Company's objective is to obtain financial performance that achieves increased return on equity, sales volume, earnings per share and net income. The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests.

     The Company maintains a bonus plan which provides for five percent of the Company's U.S. income before income taxes to be allocated among certain key members of management. Such amount is allocated among all plan participants based upon the ratio of each participant's eligible salary to the aggregate salaries of all participants and the number of months of the fiscal year the participant was approved for participation. Currently, there are 16 participants in the plan, including the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, President and Chief Operating Officer, the four Executive Vice Presidents, the six Senior Vice Presidents and three other employees. Participants may be added or removed from the plan at the discretion of the Compensation Committee. Participants must continue to be employed by the Company on January 1 following the end of a fiscal year in order to be paid a bonus with respect to that year. Bonuses are typically paid during the January following the fiscal year with respect to which the bonus has been granted.
                                            Lonnie "Bo" Pilgrim
                                            Robert E. Hilgenfeld
                                            Vance C. Miller, Sr.
                                            Lonnie Ken Pilgrim
                                            James G. Vetter, Jr.
                                            Donald L. Wass
                                            Charles L. Black

                          COMPANY PERFORMANCE

      The following graph shows a five year comparison of cumulative total returns for the Company, the Russell 2000 composite index, a New Peer Group and an Old Peer Group selected by the Company.


           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  AMONG PILGRIM'S PRIDE CORPORATION, THE RUSSELL 2000 INDEX AND A PEER GROUP


RESEARCH DATA GROUP                             Total Return - Data Summary


                                             Cumulative Total Return
-------------------------------------------------------------------------------

                            10/2/93  10/1/94  9/30/95  9/28/96  9/27/97 9/26/98

PILGRIM'S PRIDE CORPORATION   100.00  119.61   98.56   108.84   195.14  244.45

NEW PEER GROUP                100.00  116.32  120.92   111.19   157.02  154.91

OLD PEER GROUP                100.00  129.19  119.33   125.11   184.70  196.46

RUSSELL 2000                  100.00  102.56  126.66   143.20   190.84  157.54


     The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the Russell 2000 composite index and the peer group is based on the stock price or composite index at the end of fiscal 1993.

     The above graph compares the performance of the Company with that of the Russell 2000 composite index and a new and old group of peer companies with the investment weighted on market capitalization. Companies in the old peer group were as follows: Golden Poultry Company, Hudson Foods, Inc., Sanderson Farms, Inc., Cagles, Inc. and the Company. Companies in the new peer group are Sanderson Farms, Inc., WLR Foods, Cagles, Seaboard and the Company. These companies were selected because of their similar operations and market capitalizations relative to the Company and were approved by the Compensation Committee. The old peer group included Golden Poultry Company and Hudson Foods, Inc. Golden Poultry Company was acquired by Gold Kist on 9/5/97, a non-publicly traded company. Hudson Foods, Inc. was acquired by Tyson Foods, Inc. on 1/9/98. Accordingly, Golden Poultry and Hudson's returns on investment only include stock price data through their last day of active trading.

                      CERTAIN OTHER TRANSACTIONS

     The Company has entered into chicken grower contracts involving farms owned by certain of its officers, providing the placement of Company-owned flocks on their farms during the grow-out phase of production. The contracts are on terms substantially the same as contracts entered into by the Company with unaffiliated parties and can be terminated by either party upon completion of the grow-out of each flock. The aggregate amounts paid by the Company to its officers and Directors under grower contracts during the fiscal year 1998 were as follows: Clifford E. Butler--$194,612, O.B. Goolsby--$155,454, and James J. Miner--$181,523. See "Compensation Committee Interlocks and Insider Participation" for a discussion of the Company's transactions with Lonnie "Bo" Pilgrim, Lonnie Ken Pilgrim and James G. Vetter, Jr.


                          SECURITY OWNERSHIP

      The following table sets forth, as of December 10, 1998, certain information with respect to the beneficial ownership of the Company's Class B common stock (no Class A common stock had been issued as of such date) by (i) each stockholder beneficially owning at least 5% of the Company's outstanding Class B common stock; (ii) each director of the Company who is a stockholder of the Company; (iii) each of the currently employed executive officers listed in the executive compensation table who is a stockholder of the Company; and (iv) all executive officers and directors of the Company as a group.


                                                    Amount and
                                                     Nature of         Percent
NAME OF BENEFICIAL OWNERS                           Beneficial            of
                                                     OWNERSHIP           CLASS
Lonnie "Bo" Pilgrim (a)(b)                          16,773,492           60.8%
  110 South Texas Street
  Pittsburg, Texas 75686
Lonnie Ken Pilgrim(a)(b)(c)                            529,355            1.9
Clifford E. Butler(b)                                   32,704            (c)
Richard A. Cogdill(b)                                    7,984            (c)
Robert L. Hendrix(b)                                    25,276            (c)
David Van Hoose(b)                                       6,144            (c)
James G. Vetter, Jr.                                     1,550            (c)
Donald L. Wass                                             300            (c)
All executive officers and directors as a group
     (17) persons                                   17,416,466           62.7%

___________________

(a) Includes 60,387 shares held of record by Pilgrim Family Trust I, an irrevocable trust dated June 16,1987, for the benefit of Lonnie "Bo" Pilgrim's surviving spouse and children, of which Lonnie Ken Pilgrim and Patty R. Pilgrim, Lonnie "Bo" Pilgrim's wife, are co-trustees, and 60,386 shares held of record by Pilgrim Family Trust II, an irrevocable trust dated December 23, 1987, for the benefit of Lonnie "Bo" Pilgrim and his children, of which Lonnie "Bo" Pilgrim and Lonnie Ken Pilgrim are co-trustees. Lonnie "Bo" Pilgrim disclaims any beneficial interest in the shares held by his children.

(e)  Includes  shares  held  in  trust  by the Company's 401(k) Salary Deferral
     Plan.

(f)  Less than 1%.

(d) Includes 6,465 shares held by his wife, and 60,387 and 60,386 shares held by Pilgrim Family Trust I and Pilgrim Family Trust II, respectively, for both of which Lonnie Ken Pilgrim serves as a co-trustee. Also includes 25,350 shares held in two irrevocable trusts dated December 15, 1994 and October 31, 1989 of which Lonnie Ken Pilgrim is a co-trustee for the benefit of his children. Lonnie Ken Pilgrim disclaims any beneficial interest in the foregoing shares.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Company's Class B common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.



              ITEM 2. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends the appointment of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year. This firm of certified public accountants has served as independent auditors of the Company pursuant to annual appointment by the Board of Directors since 1969 except for 1982 and 1983.

     Representatives of Ernst & Young are expected to be present at the Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they wish to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1999.

FINANCIAL STATEMENTS AVAILABLE

     FINANCIAL STATEMENTS FOR THE COMPANY ARE INCLUDED IN THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR 1998. ADDITIONAL COPIES OF THESE STATEMENTS, AS WELL AS FINANCIAL STATEMENTS FOR PRIOR YEARS AND THE ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY, 110 SOUTH TEXAS STREET, PITTSBURG, TEXAS 75686. FINANCIAL STATEMENTS ARE ALSO ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C. 20549, AND THE NEW YORK STOCK EXCHANGE.

                            OTHER BUSINESS

     The Board of Directors is not aware of, and it is not anticipated that there will be presented to the Meeting, any business other than the election of the Directors and the proposal to appoint Ernst & Young independent auditors described above. If other matters properly come before the Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

      Please  date, sign and return the proxy at your earliest convenience.   A
prompt return of your proxy will be appreciated as it will save the expense of further mailing.



                                         By order of the Board of Directors




                                                         RICHARD A. COGDILL
                           EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                                     SECRETARY AND TREASURER

Pittsburg, Texas
December 28, 1998

                      PILGRIM'S PRIDE CORPORATION
                        110 SOUTH TEXAS STREET
                        PITTSBURG, TEXAS 75686

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lonnie "Bo" Pilgrim and Clifford E. Butler, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and to vote, as designated below, all the shares of Class B Common Stock of Pilgrim's Pride Corporation held of record by the undersigned on December 23, 1998 at the Annual Meeting of Stockholders to be held on February 3, 1999 or any adjournment thereof.

                 EXECUTE THIS PROXY AND RETURN PROMPTLY IN THE
                      Enclosed Self-Addressed Stamped Envelope

                           (CONTINUED ON OTHER SIDE)

                          PILGRIMS PRIDE CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                          ---------------------------------
                        CLASS B COMMON STOCK

1.  ELECTION OF DIRECTORS:

       FOR all nominees              TO WITHHOLD AUTHORITY
            listed                      to vote for all
       (except as marked                nominees listed
       to the contrary)



Lonnie "Bo" Pilgrim        Lonnie Ken Pilgrim              Vance C. Miller, Sr.
Clifford E. Butler         James G. Vetter, Jr.            Donald L. Wass
David Van Hoose            Charles L. Black
Richard A. Cogdill         Robert E. Hilgenfeld

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

      ------------------------------------------------------------

2. The appointment of Ernst & Young as independent auditors for the Company for the fiscal year ended
  October 2, 1999.

                        FOR                   AGAINST                 ABSTAIN

3. In their discretion such other business as may properly come before the Annual Meeting.


UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS AND "FOR" PROPOSAL 2 ABOVE. DISCRETION WILL BE USED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

____________________________________________________________________
Date

____________________________________________________________________
Signature of Stockholder

____________________________________________________________________
Signature if held jointly

Please date this proxy and sign your name exactly as it appears hereon. Persons signing in a representative capacity should indicate their capacity. A proxy for shares held in joint ownership should be signed by each owner.